Exhibit 32

CERTIFICATION

(Pursuant to 18 U.S.C. Section 1350)

The undersigned hereby certifies that (i) the foregoing Annual Report on Form 10-KSB filed by March 31, 2005 for the year ended December 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: March 31, 2005	/s/ Ronald Leon Moore
Ronald Leon Moore
Chairman, President & Chief Executive Officer

Date: March 31, 2005	/s/ Stephanie Kent
Stephanie Kent
Senior Vice President, Controller
& Principal Financial Officer